Exhibit 99.1

PRESS RELEASE

Contacts:

Michael E. Scheopner

President and Chief Executive Officer

Mark A. Herpich

Chief Financial Officer

(785) 565-2000

FOR IMMEDIATE RELEASE

October 20, 2022

Landmark Bancorp, Inc. Announces Conference Call to Discuss Third Quarter 2022 Earnings

(Manhattan, KS, October 20, 2022) Landmark Bancorp, Inc. (Nasdaq: LARK) announced that it will release earnings for the third quarter of 2022 after the market closes on Wednesday, November 2, 2022. The Company will host a conference call to discuss these results on Thursday, November 3, 2022 at 10:00 am (CT). Investors may listen to the Company’s earnings call via telephone by dialing (844) 200-6205 and using access code 523774. Investors are encouraged to call the dial-in number at least 5 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available through December 3, 2022, by dialing (866) 813-9403 and using access code 414179.

About Landmark

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 31 locations in 24 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott (2), Garden City, Great Bend (2), Hoisington, Iola, Junction City, Kincaid, LaCrosse, Lawrence (2), Lenexa, Louisburg, Mound City, Osage City, Osawatomie, Overland Park (2), Paola, Pittsburg, Prairie Village, Topeka (2), Wamego and Wellsville, Kansas. Visit www.banklandmark.com for more information.